SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2008

MAXXAM INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is a press release issued by MAXXAM Inc. (the “Company”) on April 1, 2008, regarding results for the fourth quarter and twelve months of 2007 (the “Press Release”).  The Press Release is incorporated herein by reference into this Form 8-K.  In addition to reviewing the Company results for the indicated periods, the Press Release addresses certain other matters, including that the audit report of Deloitte & Touche LLP is expected to contain an explanatory indicating that the uncertainty surrounding the ultimate outcome of the bankruptcy cases of The Pacific Lumber Company and its subsidiaries and its effect on the Company, as well as the Company’s operating losses at its remaining subsidiaries raise regarding substantial doubt as to the Company’s ability to continue as a going concern.  See the “Other Matters” section of the Press Release.  The Press Release also reviews the status of the bankruptcy cases of The Pacific Lumber Company and its subsidiaries.  See the “Bankruptcy Proceedings of Palco and Its Subsidiaries” section of the Press Release.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2008, the Company advised the American Stock Exchange (“AMEX”) that the Company would not be able to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) by the extended filing date under Rule 12b-25 of the Securities Exchange Act of 1934.  The Company also advised the AMEX that this was due to the inability of the Company to obtain all of the necessary information  required to complete disclosures related to its equity method investees.  See Section 8.01 below.  On April 1, 2008 the AMEX furnished the Company with a letter (the “AMEX Letter”) indicating that the failure to timely file the Form 10-K is a violation of Sections 134 and 1101 of the AMEX Company Guide and the Company’s listing agreement with the AMEX.  As a result of the filing delay, AMEX will broadcast an indicator over its market data dissemination network noting the Company’s noncompliance.  The presence of an indicator does not constitute a trading halt or delisting.

The AMEX Letter, among other things, requires the Company to submit a plan by April 15, 2008 advising the AMEX of the action the Company has taken, or will take by June 30, 2008 to bring the Company into compliance with above-referenced sections (the “Compliance Plan”).  The AMEX Letter also indicates that the AMEX may initiate delisting procedures if (a) the Company does not submit the Compliance Plan, (b) submits a Compliance Plan that is not accepted by the AMEX, (c) does not make sufficient progress under the Compliance Plan during the plan period, or (d) the Company is not in compliance with the above-referenced sections by June 30, 2008.

Item 8.01	Other Matters.

As noted in Item 3.01 above, the Company will not be able to timely file its Form 10-K.  The Company has not yet received all of the necessary information from its equity method investees, and as a result, has not been able to complete certain disclosures in the Notes to the Company’s Consolidated Financial Statements.  Because the Company has not completed its financial statements, it is not in a position to file the Form 10-K, although the Company intends to file the Form 10-K as soon as practicable after the required information is obtained (expected on or before April 30, 2008).  See the “Other Matters” section of the Press Release.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	MAXXAM Earnings Release issued on April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date:  April 1, 2008                                                              By:           /s/ M. Emily Madison
Name: M. Emily Madison
Title: Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	MAXXAM Earnings Release issued on April 1, 2008

0195FMS7.VM.DOC